Series 1999-A

                      BANK OF AMERICA NATIONAL ASSOCIATION
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                          BA MASTER CREDIT CARD TRUST
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The information which is required to be prepared with respect to the
Distribution Date of March 15, 2000, and with respect to the performance of the Trust during the related Monthly Period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Monthly Distribution
   (Stated on the Basis of $1,000 Original Certificate Principal Amount)

1. The amount of the current monthly distribution in respect of
   Class A Monthly Principal                                       $     0.00000

2. The amount of the current monthly distribution in respect of
   Class B Monthly Principal                                       $     0.00000

3. The amount of the current monthly distribution in respect of
   Collateral Monthly Principal                                    $     0.00000

4. The amount of the current monthly distribution in respect of
   Class A Monthly Interest                                        $     4.86958

5. The amount of the current monthly distribution in respect of
   Class A Deficiency Amounts                                      $     0.00000

6. The amount of the current monthly distribution in respect of
   Class A Additional Interest                                     $     0.00000

6. The amount of the current monthly distribution in respect of
   Class B Monthly Interest                                        $     5.03069

8. The amount of the current monthly distribution in respect of
   Class B Deficiency Amounts                                      $     0.00000

9. The amount of the current monthly distribution in respect of
   Class B Additional Interest                                     $     0.00000

10. The amount of the current monthly distribution in respect of
    Collateral Monthly Interest                                    $     5.32069

9. The amount of the current monthly distribution in respect of
   any accrued and unpaid Collateral Minimum Monthly Interest      $     0.00000

B.      Information Regarding the Performance of the Trust

 1.     Collection of Principal Receivables

(a) The aggregate amount of Collections of Principal
    Receivables processed during the related Monthly Period which were allocated in respect of the Class A Certificates $ 56,171,977.37

(b) The aggregate amount of Collections of Principal

    Receivables processed during the related Monthly Period

    which were allocated in respect of the Class B Certificates  $  3,571,628.62



(c) The aggregate amount of Collections of Principal
    Receivables processed during the related Monthly Period
    which were allocated in respect of the Excess Collateral     $  5,195,096.17

  2.      Principal Receivables in the Trust



(a) The aggregate amount of Principal Receivables in
    the Trust as of the end of the day on the last day
    of the related Monthly Period                              $9,306,701,320.97


(b) The amount of Principal Receivables in the Trust

    represented by the Investor Interest of Series 1999-A as
    of the end of the day on the last day of the related
    Monthly Period                                            $   500,000,000.00

(c) The amount of Principal Receivables in the Trust
    represented by the Series 1999-A Adjusted Investor
    Interest as of the end of day on the last day of the
    related Monthly Period                                    $   500,000,000.00

(d) The amount of Principal Receivables in the Trust
    represented by the Class A Investor Interest as of
    the end of the day on the last day of the related
    Monthly Period                                            $   432,500,000.00



(e) The amount of Principal Receivables in the Trust

    represented by the Class A Adjusted Investor Interest
    as of the end of day on the last day of the related
    Monthly Period                                            $   432,500,000.00



(f) The amount of Principal Receivables in the Trust

    represented by the Class B Investor Interest as of
    the end of the day on the last day of the related
    Monthly Period                                           $     27,500,000.00



(g) The amount of Principal Receivables in the Trust

    represented by the Class B Adjusted Interest as of
    the end of the day on the last day of the related
    Monthly Period                                           $     27,500,000.00



(h) The amount of Principal Receivables in the Trust

    represented by the Collateral Interest Amount as of
    the end of the day on the last day of the related
    Monthly Period                                           $     40,000,000.00



(i) The amount of Principal Receivables in the Trust

    represented by the Collateral Interest Adjusted Amount as of the end of the day on the last day of the related

    Monthly Period                                           $     40,000,000.00



(j) The Floating Investor Percentage with respect to

    the related Monthly Period                                           5.3072%

(k) The Class A Floating Allocation with respect to
    the related Monthly Period                                            86.50%

(l) The Class B Floating Allocation with respect to
    the related Monthly Period                                             5.50%

(m) The Collateral Floating Allocation with respect
    to the related Monthly Period                                          8.00%

(n) The Fixed Investor Percentage with respect to
    the related Monthly Period                                               N/A

(o) The Class A Fixed Allocation with respect to
    the related Monthly Period                                               N/A

(p) The Class B Fixed Allocation with respect to
    the related Monthly Period                                               N/A

(q) The Collateral Fixed Allocation with respect to
    the related Monthly Period                                               N/A

3.      Delinquent Balances
The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly
Period:

                                 Aggregate            Percentage of
                                  Account                Total
                                  Balance             Receivables

(a)     31 - 60 days         $144,981,477.55            1.5268%
(b)     61 - 90 days         $ 95,750,964.47            1.0083%
(c)     91 - or more days    $198,171,825.00            2.0869%
        Total                $438,904,267.02            4.6220%

4. Investor Default Amount

(a) The Aggregate Investor Default Amount for the related
    Monthly Period                                               $  2,975,104.18

(b) The Class A Investor Default Amount for the related
    Monthly Period                                               $  2,570,870.12

(c) The Class B Investor Default Amount for the related
    Monthly Period                                               $    163,465.73

(d) The Collateral Default Amount for the related Monthly
    Period                                                       $    237,768.33

 5.      Investor Charge Offs

(a) The aggregate amount of Class A Investor Charge Offs
    for the related Monthly Period                               $          0.00

(b) The aggregate amount of Class A Investor Charge Offs
    set forth in 5(a) above per $1,000 of original certificate
    principal amount                                             $          0.00

(d) The aggregate amount of Class B Investor Charge Offs
    for the related Monthly Period                               $          0.00

(c) The aggregate amount of Class B Investor Charge Offset
    forth in 5(c) above per $1,000 of original certificate
    principal amount                                             $          0.00



(e) The aggregate amount of Collateral Charge Offs for the
    related Monthly Period                                       $          0.00

(d) The aggregate amount of Collateral Charge Offs set
    forth in 5(e) above per $1,000 of original certificate
    principal amount                                             $          0.00

(f) The aggregate amount of Class A Investor Charge Offs
    reimbursed on the Transfer Date immediately preceding this
    Distribution Date                                            $          0.00

(h) The aggregate amount of Class A Investor Charge Offs
    set forth in 5(g) above per $1,000 original certificate
    principal amount reimbursed on the Transfer Date
    immediately preceding this Distribution Date                 $          0.00

(i) The aggregate amount of Class B Investor Charge Offs
    reimbursed on the Transfer Date immediately preceding this
    Distribution Date                                            $          0.00

(j) The aggregate amount of Class B Investor Charge Offs
    set forth in 5(i) above per $1,000 original certificate
    principal amount reimbursed on the Transfer Date immediately
    preceding this Distribution Date                             $          0.00

(k) The aggregate amount of Collateral Charge Offs
    reimbursed on the Transfer Date immediately preceding this
    Distribution Date                                            $          0.00

(l) The aggregate amount of Collateral Charge Offs set
    forth in 5(k) above per $1,000 original certificate
    principal amount reimbursed on the Transfer Date
    immediately preceding Distribution Date                      $          0.00



 6. Investor Servicing Fee



(a) The amount of the Class A Servicing Fee payable by
    the Trust to the Servicer for the related Monthly Period    $     270,312.50

(b) The amount of the Class B Servicing Fee payable by
    the Trust to the Servicer for the related Monthly Period    $      17,187.50

(c) The amount of the Collateral Servicing Fee payable
    by the Trust to the Servicer for the related Monthly Period $      25,000.00

(d) The amount of Servicer Interchange payable by
    the Trust to the Servicer for the related Monthly Period    $     520,833.33

 7. Reallocations

(a) The amount of Reallocated Collateral Principal
    Collections with respect to this Distribution Date          $           0.00

(b) The amount of Reallocated Class B Principal
    Collections with respect to this Distribution Date          $           0.00

(c) The Collateral Interest as of the close of business
    on this Distribution Date                                   $  40,000,000.00

(d) The Collateral Interest Adjusted Amount as of the
    close of business on this Distribution Date                 $  40,000,000.00

(e) The Class B Investor Interest as of the close of
    business on this Distribution Date                          $  27,500,000.00

(f) The Class B Adjusted Investor Interest as of the
    close of business on this Distribution Date                 $  27,500,000.00

(g) The Class A Investor Interest as of the close of
    business on this Distribution Date                          $ 432,500,000.00

(h) The Class A Adjusted Investor Interest as of the
    close of business on this Distribution Date                 $ 432,500,000.00

 8. Collection of Finance Charge Receivables



(a) The aggregate amount of Collections of Finance

    Charge Receivables processed during the related
    Monthly Period which were allocated in respect of
    the Class A Certificates                                  $     6,899,253.94

(b) The aggregate amount of Collections of Finance
    Charge Receivables processed during the related
    Monthly Period which were allocated in respect of
    the Class B Certificates                                  $       438,680.89

(c) The aggregate amount of Collections of Finance
    Charge Receivables processed during the related
    Monthly Period which were allocated in respect
    of the Collateral Interest                                $       638,081.28

9.      Principal Funding Account

(a) The principal amount on deposit in the Principal
    Funding Account on the related Transfer Date              $             0.00

(b) The Accumulation Shortfall with respect to the
    related Monthly Period                                    $             0.00

(d) The Principal Funding Investment Proceeds
    deposited in the Finance Charge Account on the related
    Transfer Date to be treated as Class A Available Funds    $             0.00

(d) The Principal Funding Investment Proceeds
    deposited in the Finance Charge Account on the related
    Transfer Date to be treated as Class B Available Funds    $             0.00

10.      Reserve Account

(a) Reserve Draw Amount                                       $             0.00

(b) The amount of all or the portion of the Reserve
    Draw Amount deposited in the Finance Charge Account
    on the related Transfer Date from the Reserve Account     $             0.00

11. Available Funds

(a) The amount of Class A Available Funds on
    deposit in the Finance Charge Account on the related
    Transfer Date                                             $     6,899,253.94

(b) The amount of Class B Available Funds on
    deposit in the Finance Charge Account on the related
    Transfer Date                                             $       438,680.89

(c) The amount of Collateral Available Funds on
    deposit in the Finance Charge Account on the related
    Transfer Date                                             $       638,081.28

12.      Portfolio Yield

(a) The Portfolio Yield (Note that this amount is
    calculated on a net basis) for the related Monthly
    Period                                                    $         13.2593%

(b) The Portfolio Adjusted Yield for the related
    Monthly Period                                                       4.8607%

C.      Floating Rate Determinations

1. LIBOR for the Interest Period ending on this
   Distribution Date                                                    5.88500%

Class A Certificate Rate                                               6.04500%
Class B Certificate Rate                                                6.24500%



                         BANK OF AMERICA, NATIONAL
                            ASSOCIATION (USA),
          (formerly known as Bank of America National Association)
                         Transferor and Servicer


                        By:  /s/ David M. Belk
                        ----------------------
                        Name:    David M. Belk

                        Title:   Senior Vice President